EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 3, 1999, included in Form 10-KSB for Nucleus, Inc. (formerly known as American General Ventures) for the year ended December 31, 1998, into the Company's previously filed Registration Statement on Form S-8 (File No. 333-35959) and previously filed post-effective amendments thereto.




James E. Scheifley & Associates, P.C.

Englewood, Colorado
April 14, 2000